UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 6, 2004
(Date of Report — date of earliest event reported)

BROOKFIELD HOMES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

12865 Pointe Del Mar Suite 200 Del Mar, California (Address of Principal Executive Offices)		92014 (Zip Code)

(858) 481-8500
(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release issued by Brookfield Homes Corporation on July 6, 2004.

Item 12. Results of Operations and Financial Condition.

On July 6, 2004, Brookfield Homes Corporation issued a press release announcing its net new orders and active selling communities for the quarterly period ended June 30, 2004 and revised earnings guidance. A copy of the press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2004

BROOKFIELD HOMES CORPORATION
By:	/s/ PAUL G. KERRIGAN
Paul G. Kerrigan
Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release issued by Brookfield Homes Corporation on July 6, 2004.